Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on:

Form S-3 Nos.	Form S-4 Nos.	Form S-8 Nos.
33-57861	333-153747	33-57867
333-27755	333-199168	33-57871
333-35879	333-200959	333-50035
333-150201		333-69823
333-175538		333-81471
333-176815		333-36540
333-197586		333-36538
333-52278
333-104934
333-116488
333-118152
333-118153
333-118154
333-147923
333-147924
333-158895
333-158896
333-181692
333-197042
333-207147

of BB&T Corporation of our report dated February 21, 2017, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in composition of reportable segments discussed in Note 20, as to which the date is April 24, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
April 24, 2017